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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 604,219 shares of Pacific Northwest Bancorp's common stock of our report dated January 25, 2002, with respect to the consolidated financial statements of Pacific Northwest Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Seattle, Washington November 8, 2002

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  Exhibit 23.1